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EXHIBIT 10.12

                        UNITED FINANCIAL MORTGAGE CORP.
                               WHOLESALE AGREEMENT

This Wholesale Agreement ("Agreement") regarding the underwriting, closing, and funding of mortgage loans is hereby entered into by and between TIME LENDING, CA ("Broker"), with offices at 1040 E. KATELLA AVE. B-1, ORANGE, CA 92867 and United Financial Mortgage Corp. ("UFMC"), with offices at 600 Enterprise Drive, Suite # 206, Oak Brook, IL 60523.

RECITALS:

(i) UFMC is willing to underwrite, close, and fund mortgage loans approved by UFMC and originated by Broker which are secured by real property ("Loans"), and Broker is willing to originate, transfer and assign such Loans to UFMC. UFMC has no obligation by reason of this Agreement or otherwise to fund and/or purchase any Loan{s) from Broker.

BROKER AGREES TO THE FOLLOWING:

(i) Broker represents and warrants that it is a duly organized and validly existing and that it is in good standing under applicable laws and regulations of the United States and the State of Incorporation, which is CALIFORNIA; and
(ii) Broker has the requisite corporate authority and capacity to enter into this Agreement; and
(iii) Broker's compliance with the terms and conditions of this Agreement will not violate any provisions of Broker's Articles of Incorporation or Bylaws, any instrument relating to the conduct of its business, or any other agreement to which it may be a party.

Now, therefore, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Broker and UFMC agree as follows:

1.       GENERAL DESCRIPTION:
         UFMC will furnish to Broker various Loan Schedules ("Schedules") of available loan programs ("Program" or "Programs") with terms and at such interest rates as UFMC may determine from time to time. Broker shall offer to UFMC Loans which Broker has originated and fully processed according to the Loan Program Guidelines and/or Agency Regulations, as defined herein, whereupon Loans may be funded by UFMC in its sole discretion. Broker shall be responsible for verifying the availability of the Loan Programs since Programs may be added or deleted from time to time at the sole discretion of UFMC.

2. RESPONSIBILITIES, LOAN APPROVAL, DELIVERY, AND FUNDING PACKAGE SUBMISSION FOR APPROVAL AND FUNDING SHALL BE AS FOLLOWS:

         A. Broker's Responsibility: Broker shall produce a complete loan application package including a completed and signed Loan application, verifications of employment and deposit, credit reports, and appraisals, Real Estate Settlement and Procedures Act (RESPA), Good Faith Estimates, Truth-In-Lending (TIL) disclosure(s), and other forms and documents required by UFMC underwriting guidelines, mortgage insurance underwriters, and/or other investor requirements ("Guidelines") as UFMC may identify.

         B. Approval and Funding: Broker shall submit, at its own expense, a loan package(s) to UFMC for review. Such package(s) will be reviewed by UFMC before the scheduled closing of the Loan or expiration of any lock-in and must contain all documentation required by UFMC and/or its investor. UFMC shall review the Broker Loan submission for each loan and advise Broker whether it will


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              issue a loan commitment within a reasonable time from Broker submission. It is understood that Broker shall make no credit commitments on behalf of UFMC. UFMC shall have sole discretion to determine whether a Loan commitment will be issued. However, after termination of this Agreement, a Loan may be accepted for funding by UFMC, if UFMC has issued a written commitment to fund the Loan, provided the commitment terms are satisfied, the Loan meets the requirements of this Agreement, unless this Wholesale Agreement with Broker has been terminated by UFMC due to the Broker not complying with the terms hereof.

         C. Agency Acceptance: Broker understands that UFMC intends to sell Loans to investors in the secondary market. Broker warrants that in submitting Loans to UFMC each such Loan package shall in compliance with all requirements and warranties of the United States Department of Housing and Urban Development (HUD/FHA), the Department of Veterans Affairs (VA), the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC), or the guidelines of any other investor as UFMC may identify.

         D. Regulatory Compliance: Broker warrants that any Loan it submits to UFMC for approval will be in compliance with all applicable federal, state and local statutes, ordinances and regulations, including but not limited to the Real Estate Settlement Procedures Act; the Truth in Lending Act; the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Flood Disaster Protection Act, and any regulations issued pursuant to such laws and statutes ("Regulations").

3. WARRANTIES: WITH REGARD TO EACH LOAN PACKAGE DELIVERED BY BROKER TO UFMC UNDER THIS AGREEMENT, BROKER WARRANTS:

         A. Loan Meets Guidelines: The Loan conforms to the applicable Guidelines and Regulations and satisfies all conditions as specified in this Agreement and/or the loan commitment

         B. Broker Right to Sell and Assign: The Broker has full right and authority to sell and assign the Loan package to UFMC. In addition, the Broker's right to sell or assign is not subject to any other party's interest or to any agreement with any other party.

         C. Documents Submitted by Broker: Fraud and Misrepresentations: Each document included in or with the Loan package delivered to UFMC by Broker is complete and accurate, contains no misleading information, has been properly prepared and executed, with all required disclosures delivered to the Borrower(s) as required by law, and all signatures and initials therein are authorized and genuine. Broker has no adverse information or documentation concerning Borrower or other third party which has not been communicated to UFMC. Broker hereby represents and warrants that each and every document included in or submitted in conjunction with the Loan package is free of fraud and misrepresentation, and that all signatures appearing therein are genuine.

         D. Loan is Acceptable Investment: Nothing involving the Loan package, the property, the Borrower(s) or his or her credit standing exists which would: (1) adversely affect the value of the real estate securing the Loan; (2) cause the Loan to become delinquent; or (3) adversely affect the Loan's value and marketability. All documentation and/or information obtained by Broker that might affect an underwriter's decision has been submitted to UFMC, or pursuant to its direction.

         E. Lock-Ins: Broker shall close "locked-in" Loans within the term of the Loan commitment. If a Loan closes in or out of the commitment, Broker agrees that delivery is mandatory and if not delivered to UFMC, a pair-off fee calculated from the lock terms and current market rate, whichever provides the highest yield to UFMC, shall become the obligation of the Broker to pay UFMC within ten days of notification to Broker by UFMC.

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         F.   Document Delivery: It shall be Broker's responsibility to ensure that, on each Loan acquired by UFMC from Broker, additional documentation including recorded security instrument, recorded assignment, title policy, and for FHA and VA loans, the appropriate Certificate of Insurance/guaranty, is delivered to UFMC within 45 days from the date UFMC acquired the Loan. Further. Broker shall timely comply with UFMC's requests to obtain corrected documents it requires after conducting its post-closing audit review of the Loan.

         G. Appraisal and Guarantees: Broker has furnished to UFMC an accurate appraisal by a qualified appraiser who has no interest, direct or indirect, in the real estate which is the security for the Loan, and whose compensation is not affected by the approval or declination of the Loan.

         H. Proscription Against Loan Fraud: Broker is aware that UFMC may bear responsibility for certain actions of Broker. UFMC may be responsible for the content and quality of each application taken and each Loan submitted by Broker. Consequently, Broker represents and warrants that it understands that the following constitutes Loan fraud; (i) Submission of inaccurate information, including false statements on loan application(s) and falsification of documents purporting to substantiate income, credit, employment, deposit and asset information, state and federal tax information or returns; personal information including identity, ownership/non-ownership of real property, and marital status (ii) Forgery of any document relating to a Borrower or other party in the Loan settlement Process. (iii) Incorrect statements regarding current occupancy or intent to maintain minimum continuing occupancy as stated in the security instrument. (iv) Lack of due diligence by Broker or its loan officer/interviewer/processor, including failure to obtain all information as dictated by Borrower's response to other questions. (v) Unquestioned acceptance of information or documentation which is known to be false, should be known to be false, or should be suspected to be inaccurate, including (a) simultaneous or consecutive processing of multiple owner-occupied loans from one applicant supplying different information on each application, or (b) allowing an applicant, or interested third-party to "assist" with the processing of the loan, and/or (vi) Any failure to disclose all relevant information to UFMC regarding a Loan package.

              In addition, the effects of "Loan Fraud" are costly to all parties involved. UFMC strives to insure the quality of its Loan production. Fraudulent Loans cannot be sold into the secondary market and, if sold, may require repurchase by UFMC and ultimately the Broker under this agreement. Fraudulent loans damage UFMC's reputation with investors. The price paid by those who participate in "Loan Frauds" is even more costly. Consequently, the Broker warrants and represents that it understands that the following are potential consequences of Loan fraud; (i) Loan Repurchase costs and the expenses relating thereto. (ii) Criminal prosecution.
              (iii) Loss of Broker license. (iv) Loss of lender access. (v) submission of Broker complaints to investors, and regulatory agencies. (vi) Civil action by UFMC. (vii) Civil action against Broker by applicant/borrower or other parties to the transaction.
              (viii) Loss of Broker status with UFMC.

              Broker also warrants and represents that it has made the borrower(s) aware of the consequences of fraud by the borrower. These types of fraud include but are not limited to; (i) Acceleration of debt. Borrower also shall be in default if Borrower, during the loan application process, gives materially false or inaccurate information or statements to UFMC including, but not limited to, representations concerning Borrower's occupancy of the property as a principal residence. (ii) Criminal prosecution. (iii) Civil action by UFMC and any subsequent investor. (iv) Civil action by other parties to the transaction, such as seller or real estate agent/broker. (v) Employment termination. (vi) Loss of professional license if any (vii) Adverse effect on credit history.

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4.       NO AGENCY OR EMPLOYMENT RELATIONSHIP:
         Broker shall conduct all business as a duly licensed, independent contractor, and is not an employee, partner, servant, agent or affiliate of UFMC. Broker shall not commit, contract or obligate UFMC to any third party in any manner, implied, written, or otherwise. Broker shall not use UFMC or its name in any advertising or other promotional campaigns, without the prior written consent of UFMC.

5.       BREACH, REMEDIES AND INDEMNITY:
         If after funding or purchasing of a Loan by UFMC it is discovered that any of the warranties of Broker contained herein are breached or that the Loans do not meet the requirements of this Agreement, the Guidelines, other written agreements or the Regulations, then UFMC may, at its option, and without limitation as to any other remedy available to UFMC, make demand upon Broker for repurchase of such Loan. Broker shall within thirty (30) days of demand pay UFMC an amount derived by multiplying the unpaid principal balance of the Loan at the time of purchase by the purchase price (expressed as a percentage of par) originally funded by UFMC for such Loan, with adjustments for interest prepayments and any comparable items at the time of purchase and any attorney's fees, legal expenses, court costs or other expenses that may have been incurred by UFMC in connection with Loan. Broker shall indemnify, hold harmless and defend UFMC from and against all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses heretofore or hereafter resulting from any claim, demand, defense, or assertions based or grounded upon or resulting from a breach of the warranties of this Agreement. All rights and remedies provided in this Agreement are separate and cumulative to any other right or remedy under this Agreement or afforded by law or equity, and may be exercised by UFMC concurrently, independently or successively, and such rights and remedies shall inure to the benefit of UFMC, and its successors and assigns.

6.       UFMC LIMITATIONS AND TERMINATION:
         This Agreement does not obligate UFMC to fund/purchase any Loan from Broker. UFMC and/or Broker may terminate this Agreement at any time. In the event of such termination, this Agreement shall remain in full force and effect with respect to all Broker's outstanding obligations, representations, warranties and covenants arising out of or relating to Loans subject to this Agreement. Broker shall be responsible for and pay all unreimbursed Borrower or other costs, including appraisal fees, title charges, over-night or other delivery or courier charges and credit report charges. UFMC shall be entitled to withhold any final payments due Broker to ensure that all payables relating to closed Loans or other amounts due UFMC have been paid and UFMC shall be entitled to set-off and deduct such charges from any amounts due Broker hereunder. UFMC shall remain obligated to accept and fund any approved Loan after termination, provided the Borrower continues to satisfy the Lender's underwriting requirements and Broker will remain obligated to deliver any Loan as specified in Section 3.

7.       ASSIGNABILITY:
         This Agreement shall not be assignable or transferable by Broker.

8.       NOTICES:
         All notices, demands, requests, consents, approvals, or other communication required or permitted shall be in writing and shall be delivered personally, or sent by U.S. mail, postage prepaid, to the addresses above listed or such addresses as the parties subsequently request in writing.

9.       TITLE, HEADING AND SEVERABILITY:
         Titles and headings in this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement. In the event any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such determination shall not invalidate or render unenforceable the remaining provisions of this Agreement.

10.      DELIVERY AND SPOT-CHECK:
         Broker agrees that all Loans locked-in with UFMC that close will be delivered to UFMC in accordance with the terms hereof. UFMC reserves the right to spot-check any and all Loans to ensure compliance with applicable state and federal regulations and the Guidelines.

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11.      PURCHASE AND SALE AGREEMENT AND POST SETTLEMENT ADJUSTMENTS:
         In the event that a premium is paid by UFMC to Broker on a Loan and such Loan is prepaid in full by the Borrower(s) within six (6) months from the date of the first payment due UFMC, as a result of financing arranged by the Broker, and/or as a result of sale of the property in which Broker had knowledge of such sale prior to origination and/or closing of the original mortgage, then Broker shall, within ten (10) business days, remit to UFMC in immediately available funds 100% of the premium paid to Broker by UFMC.

12.      REMEDY FOR EARLY PAYMENT DELINQUENCY STATEMENT:
         Any failure by a Borrower(s) to make the first (lst) payment due to the service and/or investor by the close of business on the date on which the following payment becomes due; regardless of whether such payment is subsequently paid by borrower; such loan shall be considered an "Early Payment Default" notwithstanding the preceding sentence. Broker shall not be obligated to repurchase a mortgage Loan solely because an early payment defaults exists with respect thereto if such "Early Payment Default" was caused directly and only by a mitigating cause. A "Mitigating Cause" is an event or circumstance that (i) occurred after the closing date for such Mortgage Loan and (ii) was beyond the control of the Broker and any other person or entity involved in the origination of the Loan and (iii) at the time the Mortgage loan was funded, was unforeseeable by Broker, and any other person or entity involved in the origination of the Mortgage loan or the related mortgagor. UFMC in its sole discretion will determine if the Early Payment Default was caused directly by a mitigating cause.

13.      ARBITRATION AND ALTERNATIVE DISPUTE RESOLUTION:
         It is agreed between the parties herein that any unresolved dispute between the parties arising out of, in connection with the terms of this Agreement shall be adjudicated by arbitration in the City of Oak Brook, Illinois, in accordance with the rules of the American Arbitration Association ("AAA") in effect at the time any arbitration proceeding is commenced, which roles are hereby incorporated herein by reference and made apart of this Agreement. The arbitration award shall be final and binding on the parties herein, and judgment upon such arbitration award may be entered in any court having jurisdiction. The parties also may select other forms of alternative dispute resolutions to address the outstanding dispute on such basis as the parties shall mutually agree.

         In order to induce UFMC to enter into this Agreement, the execution of this Agreement by Broker shall be deemed the absolute and unconditional joint and several personal guarantees of the officers, directors and shareholders of Broker to UFMC of the following: (i) the punctual payment at UFMC'S address, as and when due (whether by acceleration or otherwise) of all the obligations of the Broker set forth in this Agreement, requiring payment; and (ii) performance by the Broker, as and when required, of all the obligations of the Broker, as set forth in this Agreement, requiring performance. The guarantors agree that this is a guaranty of payment and not of collection and expressly waives any right to require that any action be brought against the Broker or to require that resort be had to any security or any credit on the books of UFMC in favor of the Broker or to any other right or remedy which may be available to UFMC. The guarantors further expressly waives any right to presentment, protest, notice of dishonor, and any defense available to a guarantor under any state or federal law. This guaranty applies to all transactions with Broker under this Agreement.

14.      ENTIRE AGREEMENT:
         This Agreement contains the entire agreement of the parties and supersedes any other understandings, if any, with respect to the terms hereof. This Agreement may not be modified, changed or supplemented, nor may any obligations hereof be waived without written consent and subsequent approval by both UFMC and Broker.

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IN WITNESS WHEREOF, UFMC and Broker hereby execute this Agreement, effective this date, and affix their hands and seals hereto:

Date:  10/10/00                         Date: 9-26-00
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   UNITED FINANCIAL MORTGAGE CORP.                      BROKER

BY: /s/ Joseph Khoshabe                 By: /s/ Michael F. Pope
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   Joseph Khoshabe                         Michael F. Pope
   ---------------------------------       ---------------------------------
          TYPE/PRINT NAME                          TYPE/PRINT NAME

   President                               President
   ---------------------------------       ---------------------------------
               TITLE                                    TITLE

ATTEST:                                 ATTEST:
       -----------------------------            ----------------------------

BY:                                     BY:
   ---------------------------------       ---------------------------------
          TYPE/PRINT NAME                          TYPE/PRINT NAME

   ---------------------------------       ---------------------------------
               TITLE                                    TITLE

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